Exhibit 3.1
THE COMPANIES ORDINANCE
COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
OF
DIGIFONICA (INTERNATIONAL) LIMITED
1.	The name of the Company is “Digifonica (International) Limited”

2.	The registered office of the Company will be situate in Gibraltar.

3.	The objects for which the Company is established and to be carried on either in Gibraltar or elsewhere are:
               (a) To carry on business, and to act as general merchants, bankers, traders, commission agents, dealers in commodities, ship owners, carriers, bankers, or in any other capacity, and to import, export, buy, sell, barter, exchange, pledge, make advances upon, or otherwise deal in goods, produce, articles and merchandise.
               (b) To carry on all or any of the businesses of manufacturers, installers, maintainers, repairers of and dealers in electrical and electronic appliances and apparatus of every description and of and in radio and telecommunication requisites and supplies and electrical and electronic apparatus, appliances, equipment and stores of all kinds.
               (c) To carry out researches, investigations and experimental work of every description in relation to electronics and the application and use of electricity.
               (d) To carry on all or any of the businesses of electrical, mechanical, motor and general engineers, manufacturers and merchants of, agents for, and dealers in engineering specialities of every description.
               (e) To buy sell, manufacture, repair, alter and otherwise deal in apparatus, plant, machinery, fittings, furnishings, tools, materials, products and things of all kinds capable of being used for the purposes of above-mentioned businesses or any of them or likely to be required by the customers of the company.
               (f) To carry on the business of drapers and dealers in furniture and furnishing fabrics in all its branches.
               (g) To carry on the businesses of costumiers, robe, dress and mantle makers, tailors, silk mercers, makers and suppliers of clothing, lingerie, and trimmings of every kind, corset makers, furriers, general drapers, haberdashers, milliners, hosiers, glovers, lace makers and dealers, feather dressers and merchants, hatters, boot and shoemakers, dealers in fabrics and materials of all kinds, ribbons, fans, perfumes and flowers (artificial and natural).
               (h) To carry on business as designers, manufacturers and sellers of all kinds of leather goods, toys, real and imitation jewellery and cosmetics of all kinds.

               (i) To carry on the businesses of fruitier and greengrocers, bacon factors and merchants, bakers, butchers, meat salesmen, butter factors and salesmen, cheesemongers, corn and flour merchants, cheese factor agents, dairymen, egg merchants and salesmen, poulterers and general provision merchants, and to buy, sell, manufacture and deal in goods, stores and consumable articles of all kinds, both wholesale and retail, and to transact every kind of agency business.
               (j) To carry on the business of house furnishers upholsterers and dealers in and hiorets repairers cleaners storers and warehouses of furniture carpets, linoleum’s and other floor coverings household utensils, china and glass goods, fittings curtains and other home furnishing and household requisites of all kind and all things capable of being used therewith or in the maintenance repair or manufacture thereof.
               (k) To carry on the businesses of tobacconists, cigar, cigarette, and snuff manufacturers and merchants, hairdressers, and buyers, sellers, manufacturers, importers, exporters, and dealers of or in tobacco, cigars, cigarettes, snuff, pipes, matches, lighters, petrol and other lighter fuel, and other smokers’ requisites, walking sticks, umbrellas, tins, canisters, cardboard and other boxes, hair and other brushes, combs, razors, scissors, soap, sponges and other toilet requisites, newspapers, periodicals, magazines, books, playing cards, and fancy goods and articles of every description.
               (l) To carry on the business of growers and shippers of wines and spirits, and of wine and spirit producers, dealers and merchants.
               (m) To establish or acquire and carry on offices, trading situations, factories, stores, and depots, and to purchase, lease, or otherwise acquire, carry on, develop and improve any business or real or personal property, or any undividend or other interest whatsoever therein respectively.
               (n) To carry on all or any of the businesses of manufacturers, installers, maintainers, repairers of and dealers in electrical and electronic appliances and apparatus of every description, and of and in radio, television and telecommunication requisites and supplies, and electrical and electronic apparatus, appliances, equipment and stores of all kinds.
               (o) To establish and carry on a tourist agency, travel bureau, and booking office, and to act as customs clearing agents.
               (p) To carry on the business of an investments company and for that purpose to acquire and hold either in the name of the company or in that of any nominee real and personal property and shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign ruler; commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world.
               (q) To borrow or raise or secure the payment of money in such manner as the company may think fit and to secure the same or the repayment or performance of any debt liability contract guarantee or other engagement incurred or to be entered into by the company in any way and in particular by the issue of debentures perpetual or otherwise, charged upon all or any of the company’s property (both present and future), including its uncalled capital and to purchase, redeem or pay off any such securities.
     (r) To carry on the business of manufactures, producers, refiners, developers and dealers in all kinds of metals, materials, minerals, chemicals, substances and products, whether natural or artificial, including in particular but without limitation, plastics, resins and goods and articles made from the same, and compounds, intermediates, derivatives and by-products thereof.
     (s) To carry on all or any of the businesses of chemical or general engineers, chemists, wood and metal workers, furniture manufactures, designers, contractors and manufacturers of machinery, plant or equipment of all types for making or using any such materials, goods and articles.
     (t) To carry on research and development work and experiments in relation to any new material or substance or the application of any chemical or other process to any material or substance.
     (u) To carry on the business of art printers, colour printers, copperplate printers, etching printers, lothographic printers, offset printers, photogravure printers, rollform and automatic printers, trade printers and of printers generally.
     (v) To carry on the business of linotype setters, metal and alloy makers refiners, die sinkers, relief stampers, gold blockers, engravers, photographers, lithographers, artists, designers and draughtsmen.
     (w) To carry on the business of magazine, periodical, and journal proprietors, press agents, newsagents, publishers, booksellers, bookbinders, wholesale, and retail stationers, fancy goods and leather goods dealers, and account book manufacture.
     (x) To carry on the business of advertising and publicity agents and contractors, press agents, press cutting agents, billposters, advertising consultants, display specialists and contractors and generally to undertake and execute agencies and commission of all kinds.
     (y) To carry on the business of repairers of and dealers in typewriters, duplicating and printing machines, calculating machines, tape recorders, dictaphones and their accessories and components, office furniture, equipment and requisites of all kinds.
     (z) To carry on the business of manufacturers of and dealers in paper, cardboard, bags, greeting cards of all kinds, postcards, picture and other cards, drawing and writing materials and requisites, pens, inks and stationery generally.
     (aa) To carry on business as consultants, advisers and managers in relation to insurance and pension schemes.
     (bb) To carry on the business of insurance brokers and insurance agents and underwriting agents in all its branches and in particular and without prejudice to the generality of the foregoing to carryon the business of brokers and agents for those classes of insurance business comprising life and pension schemes.
     (cc) To act as agents or managers for any insurance company, club or association, or for any individual underwriter in connection with its or his insurance or underwriting business (wherever the same may be carried on) or any branch of the same; and to make arrangements for all classes of insurance (including group, life and pension schemes) and to enter into any agreements for any of the purposes aforesaid with any such company, club, association or underwriter.
     (dd) To carry on the business of an insurance and guarantee company in all its branches, insure against risks of all kinds which are insured against by insurance companies or underwriters at Lloyd’s, and to undertake all kinds of insurance risks and all kinds of guarantee and indemnity risks.
     (ee) To re-insure and counter-insure all or any risks, and to undertake all kinds of re-insurance and counter-insurance connected with any of the businesses aforesaid.
     (ff) To acquire by purchase, lease, exchange, hire or otherwise, lands and property of any tenure, or any interest in the same.
     (gg) To erect and construct houses, buildings or works of every description on any land of the company, or upon any other lands or property, and to pull down, rebuild, enlarge, alter and improve existing houses, buildings or works thereon, to convert and appropriate any such land into and for roads, streets, squares, gardens and pleasure grounds and other conveniences, and generally to deal with and improve the property of the company.
     (hh) To sell, lease, let, mortgage or otherwise dispose of the lands, houses, buildings, and other property of the Company.
     (ii) To manufacture, buy, sell, bricks, tiles, brick-earth, stone, marble, slates, sand, chalk and other building materials.
     (jj) To advance money to any person or persons or corporation, either at interest or without, upon the security of freehold (including enfranchised copy hold) or leasehold property by way of mortgage, or upon marketable security and in particular to advance money to shareholders in the company and others, upon the security of or for the purpose of enabling the person borrowing the same to erect, or purchase, or enlarge of repair any house or building, or to purchase the fee simple or any less estate or interest in, or to take a demise for any term or terms of years of any freehold (including enfranchised copy hold) or leasehold property upon such terms and conditions as the company may think fit.
     (kk) To undertake or direct the management of the property, buildings, lands and estates (of any tenure or kind) of any persons, whether members of the company or not, in the capacity of stewards or receivers or otherwise.
     (ll) To purchase and sell for any persons freehold or other house, property, buildings or lands, or any share or shares, interest or interests therein, and to transact on commission or otherwise the general business of a land agent.

          (mm)    To raise and borrow money by the issue of shares, stock, debentures, debenture stock, bonds, obligations, deposit notes, and otherwise howsoever and to underwrite any such issue.
          (nn)    To invest the money so raised and borrowed in, and to hold, sell and deal with the stock, shares, bonds, debentures, debenture stock, obligations, notes and securities of any government, state, company, corporation, municipal or local, or other body or authority.
          (oo)    To vary the investments of the company.
          (pp)    To mortgage or charge all or any part of the property and rights of the company, including its uncalled capital.
          (qq)    To make advances upon, hold in trust, issue on commission, sell, or dispose of any of the investments aforesaid, and to act as agent for any of the above or the like purposes.
          (rr)    To carry on any other business whether manufacturing or otherwise which may seem to the company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the company.
          (ss)    To purchase, take on lease or in exchange, hire or otherwise acquire, any real and personal property and any rights or privileges therein.
          (tt)    To build, construct, alter, maintain, enlarge, pull down, remove or replace and to work, manage and control any buildings, offices, factories, mills, shops, machinery, engines, roads, ways, tramways, railways, branches or sidings, bridges, reservoirs, watercourses, electric works and other works and conveniences which may seem calculated directly or indirectly to advance the interests of the company, and to join with any other person or company in doing any of these things.
          (uu)    To apply for, purchase, or otherwise acquire, and protect and renew in any part of the world, any patents, patent rights, brevets d’invention, trade marks, designs, licenses, concessions, and the like, conferring any exclusive or non-exclusive or limited right to their use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the company, or the acquisition of which may seem calculated directly or indirectly to benefit the company, and to use, exercise, develop, or grant licenses in respect of, or otherwise turn to account the property, rights or information so acquired, and to expend money in experimenting upon, testing or improving any such patents, inventions or rights.
          (vv)    To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on or proposing to carry on any business which the company is authorized to carry on, or possessed of property suitable for the purposes of the company, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the company.
          (ww)    To amalgamate, enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure or reciprocal concession, or for limiting competition with any person or company carrying on or engaged in, or about to carry on or engage in any business or transaction which the company is authorized to carry on or engage in, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the company.
     (xx) To improve, manage, develop, grant rights or privileges in respect of, or otherwise deal with, all or any part of the property and rights of the company.
     (yy) To vest any real or personal property, rights or interest acquired by or belonging to the company in any person or company on behalf of or for the benefit of the company, and with or without any declared trust in favour of the company.
     (zz) To subscribe for, take, or otherwise acquire, and hold shares, stock, debentures, or other securities of any other company having objects altogether or in part similar to those of the company, or carrying on any business capable of being conducted so as directly or indirectly to benefit the company.
     (aaa) To invest and deal with the moneys of the company not immediately required in any manner.
     (bbb) To lend and advance money or give credit to such persons or companies and on such terms as may seem expedient, and in particular to customers and others having dealings with the company, and to guarantee the performance of any contract or obligation and the payment of money of or by any such persons or companies, and generally to give guarantee and indemnities.
     (ccc) To receive money on deposit or loan and borrow or raise money in such manner as the company shall think fit, and in particular by the issue of debentures, or debenture stock (perpetual or otherwise) and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon all or any of the property or assets of the company (both present and future), including its uncalled capital, and also by a similar mortgage, charge or lien to secure and guarantee the performance by the company or any other person or company of any obligation undertaken by the company or any other person or company as the case may be.
     (ddd) To draw, make, accept, indorse, discount, execute, and issue promissory noted, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.
     (eee) To apply for, promote and obtain any Ordinance, Act of Parliament, charter, privilege, concession, licence or authorisation of any government, state or municipality, provisional order or licence of the Board of trade or other authority for enabling the company to carry any of its objects into effect of for extending any of the powers of the company or for effecting any modification of the constitution of the company or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the company.
     (fff) To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, or any person or company that may seem conducive to the objects of the company, or any of them, and to obtain from any such government, authority, person or company any rights, privileges, charters, contracts, licences, and concessions which the company may think it desirable to obtain and to carry out, exercise and comply therewith.
     (ggg) To pay out of the funds of the company all expenses which the company may lawfully pay with respect to the formation and registration of the company or the issue of its capital, including brokerage and commissions for obtaining applications for or taking, placing or underwriting or procuring the underwriting of shares, debentures or other securities of the company.
     (hhh) To pay for any rights or property acquired by the company, and to remunerate any person or company whether by cash payment or by the allotment of shares, debentures or other securities of the company credited as paid up in full or in part or otherwise.
     (iii) To establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the company or of any company which is a subsidiary of the company or is allied to or associated with the company or with any such subsidiary company, or who are or were at any time directors of officers of the company or of any such company as aforesaid, and the wives, widows, families and dependants of any such persons, and also establish and subsidise and subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the company or of any such other company as aforesaid, and make payments to or towards the insurance of any such person as aforesaid and do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid.
     (jjj) To procure the company to be registered or recognised in any part of the world outside Gibraltar.
     (kkk) To establish or promote or concur in establishing or promoting any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the company of for any other purpose which may seem directly or indirectly calculated to benefit the company and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares, debentures or other securities of any such other company.
     (lll) To sell, lease, mortgage or otherwise dispose of the property, assets or undertaking of the company or any part thereof for such consideration as the company may think fit, and in particular for shares, stock, debentures, or other securities of any other company whether or not having objects altogether or in part similar to those of the company.
     (mmm) To distribute among the members in specie any property of the company, or any proceeds of sale of disposal of any property of the company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.
     (nnn) To act as agents or brokers and as trustees for any person or company and to undertake and perform sub-contractors and to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or jointly with others, and either by or through agents, sub-contractors, trustees or otherwise.
     (ooo) To do all such other things as may be deemed incidental or conductive to the attainment of the above objects or any of them.
     (ppp) To carry on any other business, whether of a similar nature or not, which may in the opinion of the Directors be conveniently carried on by the Company.
     And it is hereby declared that:-
     (a) the word “Company” in this clause, except where used in reference to this company, shall be deemed to include any partnership or other body of persons, whether corporate or unicorporate, and whether domiciled in Gibraltar or elsewhere, and
     (b) the objects specified in each of the paragraphs of this clause shall be regarded as independent objects, and accordingly shall in no wise be limited or restricted (except where otherwise expressed in such paragraphs) by reference to or in reference from the terms of any other paragraphs or the name of the company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate and distinct company.
4. The liability of the Members is limited.
5. The share capital of the company is £100,000 sub-divided into 10,000,000 shares of 1 pence each. The shares in the original capital or any increased capital may divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise.

THE COMPANIES ORDINANCE
COMPANY LIMITED BY SHARES
MEMORANDUM
AND
ARTICLES OF ASSOCIATION
OF
DIGIFONICA (INTERNATIONAL) LIMITED
INCORPORATED THE 9m DAY OF SEPTEMBER, 2004.
NUMBER OF COMPANY : 92782
EUROLIFE MANAGEMENT SERVICES LIMITED
THE EUROLIFE BUILDING,1 CORRAL ROAD, GIBRALTAR
TEL : +(350) 73495 FAX +(350) 73120

THE COMPANIES ORDINANCE
COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
OF
DIGIFONICA (INTERNATIONAL) LIMITED
1. The name of the Company is “Digifonica (International) Limited”
2. The registered office of the Company will be situate in Gibraltar.
3. The objects for which the Company is established and to be carried on either in Gibraltar or elsewhere are :-
     a) To carry on all or any of the following businesses and whether as buyers, sellers, importers, exporters, manufacturers, designers, promoters, managers, proprietors, distributors, contractors, maintainers, repairers, servicers, leasers, hirers, renters, processors, consultants, agents and general dealers in all goods, products and services normally supplied or provided by; advertisers, art and antique businesses, auctioneers, bloodstock and livestock businesses, booksellers, builders, builders suppliers and sub contractors, cafe, caterers, chemist, clothing businesses, confectioners, cleaners, computer businesses, couriers, craft businesses, electrical electronic mechanical heating plumbing and civil engineers, employment and estate agents, entertainment and leisure businesses, educators, financial services, footwear businesses, fuel merchants, freight services, motor and vehicle dealers, hoteliers, haulage and transport businesses, investors, investigators, jewellers, laboratories, management businesses, meat and general food businesses, machinery and equipment suppliers, marketing services, merchants, marine and fish businesses, printers, publishers, property companies, security services, surveyors, studios, television and video services, timber merchants, traders, travel agents, window services, warehousers, insurance agents
     (b) To carry on business as manufacturers, designers, importers, exporters, buyers, sellers, (whether by wholesale or retail) storeys, warehousers, distributors and suppliers of and dealers in goods and articles of every description (whether consumable or otherwise) and whether for domestic, industrial, commercial or agricultural use.
     (c) To undertake, provide and carry out any service or contract of works deemed necessary or advantageous in promoting the objects of the company.
     (d) To acquire and or carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above, or which may seem calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property or rights.
     (e) To purchase, take on lease or in exchange, he or by any other means, acquire and protect, any freehold, leasehold, or other property, or any estate or interest, any lands, buildings, roads, easements, rights, patents, patent rights, trade marks, brevet d’inventions, registered designs, protections and concessions, licences, stock in trade and any real or personal property or rights whatsoever which may be considered necessary, advantageous or useful to the Company.

     (f) To construct, build, erect, alter, enlarge, demolish, lay down, maintain any building, roads , railways, bridges, walls, fences, banks, reservoirs, waterways and waterworks and to carry out preliminary and associated works; or contract, sub-contract, or join with others to carry out or complete any of the aforesaid and to work , manage and control the same or join with any person, firm or company in doing so.
     (g) To borrow, raise or secure the payment of money in such manner as the Company shall think fit and in particular to issue debentures, debenture stock, bonds, obligations and securities of all kinds and to charge and secure the same by Trust Deed or otherwise on the undertaking of the Company or upon any specific property or rights, present or future, of the Company including its uncalled capital or by any other means howsoever.
     (h) To guarantee, support or secure whether by mortgaging or charging all or any part of the undertaking, property and assets both present and future and uncalled capital of the Company or for the performance and discharge of any contract, obligation or liability of a company or any person or corporation with whom or which the company has dealings or having a business or undertaking in which the company is concerned or interested whether directly or indirectly and in particular to give security for any debts, obligations or liabilities of any company which is for the time being the Holding Company or a subsidiary of the company or a subsidiary of the Holding Company.
     (i) To pay or remunerate any person, firm or Company for rendering services for and on behalf of this Company and to pay any costs, charges or expenses incurred or sustained by or in connection with the formation and incorporation of this company and either by cash payments or by allotment to him or them of shares or securities of the company credited as fully paid up or otherwise. To open and operate bank accounts in any country
     (j) To invest and deal with the monies of the Company not immediately required for the purpose of its business in or upon such investments or securities and in such manner as may from time to time be determined
     (k) To draw, make, accept, endorse, discount, negotiate and issue promissory notes, bills of exchange, warrants, Bills of Lading and other negotiable or transferable instruments.
     (l) To develop, improve, manage, cultivate, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.
     (m) To lend and advance money or give credit to any person, firm or company and on such terms as may seem expedient.
     (n) To enter into and carry into effect any arrangement with any person, firm, company or Government or Government body or authority that may seem conducive to the company’s objects and to apply for, promote, and obtain from any person, firm, company, Government or Government body or authority any contracts, concessions, privileges, charters, decrees and rights which the company may think is desirable and to carry out and exercise and comply with same.
     (o) To act as agents, brokers, and as trustees for any person, firm or company and to establish agencies and branches and appoint agents and others to assist in the conduct or extension of the Company’s business.
     (p) To provide for the welfare of persons employed or previously employed in or holding office under the company and to grant pensions, allowances, gratuities, bonuses or other payments to officers, ex-officers, employees

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and ex-employees or the dependants or connections of such persons; to establish and contribute to pensions or benefit funds or schemes for the benefit of persons aforesaid; to form, subscribe to or support any charitable, benevolent, religious or other institution.
     (q) To purchase or otherwise acquire and undertake all or any part of the business, property, goodwill, assets, liabilities and transactions of any person, firm or company carrying on any business which this company is authorised to carry on.
     (r) To undertake and execute the office of nominee, trustee, executor, administrator, registrar, secretary, committee or attorney for any purpose and either solely or jointly with others and generally to undertake, perform and fulfil any office of trust or confidence.
     (s) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the company in whatever form and on such terms as the company may determine
     (t) To establish, promote or otherwise assist any company and to promote or otherwise assist any person or firm for the purpose of acquiring all or any of the properties and or liabilities or for furthering any objects of this company or for the purpose of instigating or opposing any proceedings or applications which may be considered necessary, advantageous or useful to the Company.
     (u) To subscribe for, accept, deal in, purchase or sell or otherwise acquire, deal in, dispose of or hold shares or other interests in or securities of any company carrying on or proposing to carry on any business within the objects of this company or carrying on any business capable of being carried on so as to benefit this company.
     (v) To redeem, sell or otherwise deal in shares of this company in such manner as permitted by law.
     (w) To enter into any partnership or joint arrangement or arrangements for sharing profits with any company having objects similar or in part similar to those of this company and to give whatever undertakings are considered necessary by this company.
     (x) To distribute among the members in specie or otherwise as may be resolved, any assets of the company and in particular, any shares, debentures or securities of other companies belonging to this company or of which this company may have the power of disposing.
     (y) To procure the company to be registered or recognised in any place outside Gibraltar.
     (z) To do all such things as are incidental or conducive to the attainment of the foregoing objects or any of them.
And it is hereby declared that :-
(a) the word “Company” in this clause, except where used in reference to this company, shall be deemed to include any partnership or other body of persons, whether corporate or unicorporate, and whether domiciled in Gibraltar or elsewhere, and
(b) the objects specified in each of the paragraphs of this clause shall be regarded as independent objects, and accordingly shall in no wise be limited or restricted (except where otherwise expressed in such paragraphs) by reference to or in reference from the terms of any other paragraphs or the name of the company, but

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sense as if each of the said paragraphs defined the objects of a separate and distinct company.
4. The may be carried out in as full and ample a manner and construed in as wide a liability of the Members is limited.
5	The share capital of the company is £2,000.00 divided into 2000 shares of £ 1 each. Shares may only be issued as registered shares. The Company shall not have authority to issue shares to Bearer.

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